The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










August 6, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing fifty (50)
Ordinary Shares of
Town Health Medical
Technology Holdings
Company Limited
 (Form F6 File No. 3386114)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Hong Kong Health Check & Laboratory
Holdings Co Ltd. of fifty (50) ordinary shares represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Town
Health Medical Technology Holdings Company
Limited.

The Prospectus has been revised to reflect the new name from Town Health Medical
Technology Holdings Company Limited to
Hong Kong health Check & Laboratory
Holdings Co Ltd.

 EFFECTIVE July 20, 2007, THE
COMPANYS NAME HAS CHANGED
TO HONG KONG HEALTH CHECK &
LABORATORY HOLDINGS
COMPANY LIMITED
Please contact me with any questions or
comments at 212 8152476

JoanneWang
Assistant Treasurer
The Bank of New York  ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)